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                           KIMCO REALTY CORPORATION
                           (a Maryland corporation)

                                 Common Stock

                                TERMS AGREEMENT


                                                       Dated: November 4, 1998

To:      Kimco Realty Corporation
         3333 New Hyde Park Road
         New Hyde Park, New York 11042-0020

Attention:  Chairman of the Board of Directors

Dear Sirs:

         We understand that Kimco Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell 170,000 shares of its common stock (the "Common Stock") , $.01 par value per share (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, Jefferies & Company, Inc. (the "Underwriter") offers to purchase all of the Underwritten Securities at the purchase price set forth below.

         The Underwritten Securities shall have the following terms:

Title of Securities: Common Stock, $.01 par value per share
Number of Shares:  170,000
Purchase price per share:  $38.8975
Number of Option Securities:  Not Applicable
Delayed Delivery Contracts:  Not authorized
Closing date and location:  November 10, 1998
                            Brown & Wood LLP
                            One World Trade Center
                            New York, New York  10048

         All of the provisions contained in the Underwriting Agreement attached as Annex A hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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         Please accept this offer no later than 7:00 P.M. (New York City time)
on November 4, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    JEFFERIES & COMPANY, INC.


                                    By: /s/ Robert M. Werle
                                       ----------------------------
                                       Name:  Robert M. Werle
                                       Title: Managing Director

Accepted:

KIMCO REALTY CORPORATION

By: /s/ Michael V. Pappagallo
   ---------------------------
   Name:  Michael V. Pappagallo
   Title: VP/CFO


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